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                                                                   EXHIBIT 23.5

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              One New York Plaza
                         New York, New York 10004-1980
                                 212-859-8000
                               Fax: 212-859-4000

May 20, 1997

  We hereby consent to the references to this firm in the Registration Statement (the "Registration Statement") on Form S-4 of WAI, Inc. under the caption "Experts" and to the opinion referenced under the caption "Certain Federal Income Tax Consequences of the Transactions" to be delivered by our firm (in the form attached as Exhibit 5.2 to the Registration Statement) at the closing of the Transactions (as defined in the Registration Statement). In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulation thereunder.

                                          Very truly yours,

                                          Fried, Frank, Harris, Shriver &
                                          Jacobson

                                                   /s/ Paul M. Reinstein
                                          By:
                                            -----------------------------------
                                                     Paul M. Reinstein